Exhibit 99.1

Kona Grill Reports Second Quarter 2011 Results

9.1% Increase in Q2 Same-Store Sales Drives Diluted EPS of $0.08

SCOTTSDALE, AZ—(Marketwire)—July 26, 2011—Kona Grill, Inc. (Nasdaq: KONA), an American grill and sushi bar, reported results for its second quarter ended June 30, 2011.

Second Quarter 2011 Highlights Include:
●	Restaurant sales increased 13.6% to $25.8 million
●	Same-store sales increased 9.1%
●	Restaurant operating profit margin increased 90 basis points to 17.2%
●	Net income increased 199% to $0.8 million or $0.08 per share
●	Net income excluding severance charges of $1.0 million or $0.11 per share

“Top-line results exceeded the high end of our sales guidance for the quarter, driven by a 9.1% increase in same-store sales,” said Michael Nahkunst, interim president and CEO of Kona Grill. “Our restaurants did a fantastic job driving additional sales through recent marketing and menu improvement initiatives, while also leveraging these sales to improve our restaurant operating margins. The strong earnings during the quarter firmly support our forecast of achieving profitability for 2011.”

Second Quarter 2011 Financial Results
Restaurant sales increased 13.6% to $25.8 million from $22.7 million in the same year-ago quarter. The sales improvement reflects a 9.1% increase in same-store sales driven by strong traffic, higher average guest check and approximately 2.2% in menu pricing, as well as additional revenue from the Kona Grill in Baltimore, Maryland that opened during the fourth quarter of 2010. The 9.1% increase in same-store sales compares to a 7.6% increase in the prior quarter and a 0.3% decrease in the second quarter of 2010.

Average weekly sales for the 23 restaurants in the comparable base were $80,140 in the second quarter of 2011, compared to $73,450 in the same year-ago quarter. Average weekly sales for restaurants not in the comparable base increased 16.6% to $68,550 in the second quarter of 2011 versus $58,800 last year.

Net income for the second quarter of 2011 was $0.8 million or $0.08 per share, an improvement from net income of $0.3 million or $0.03 per share in the same year-ago quarter. Excluding severance and other charges related to the departure of the company’s former CEO, net income for the second quarter of 2011 was $1.0 million or $0.11 per share. This compares to net income of $0.4 million or $0.05 per share in the same year-ago quarter, excluding legal and professional fees associated with a contested proxy solicitation (see “Reconciliation of Net Income or Loss Excluding Special Charges,” below).

Financial Guidance
For the third quarter of 2011, the company forecasts restaurant sales of $23.1 million to $24.1 million, and net income of $0.1 million to $0.3 million, or $0.01 to $0.03 per share.

Conference Call
The company will host a conference call to discuss its second quarter 2011 financial results today at 5:00 p.m. ET.

Toll-free dial-in number: 1-877-941-1427
Direct/International: 1-480-629-9664
Conference ID#: 4457123

The conference call will be broadcast simultaneously and available for replay via the Investor Relations section of the company's website at www.konagrill.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available on the same day at 8:00 p.m. Eastern time and until Friday, August 26, 2011.

Toll-free replay number: 1-877-870-5176
Direct/International replay number: 1-858-384-5517
Replay pin #: 4457123

About Kona Grill
Kona Grill (Nasdaq: KONA) features American favorites with an international influence and award-winning sushi in a casually elegant atmosphere. Kona Grill owns and operates 25 restaurants, guided by a passion for quality food and personal service. Restaurants are currently located in 16 states: Arizona (Chandler, Gilbert, Phoenix, Scottsdale); Colorado (Denver); Connecticut (Stamford); Florida (Tampa, West Palm Beach); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Louisiana (Baton Rouge); Maryland (Baltimore); Michigan (Troy); Minnesota (Eden Prairie); Missouri (Kansas City); Nebraska (Omaha); New Jersey (Woodbridge); Nevada (Las Vegas); Texas (Austin, Dallas, Houston, San Antonio, Sugar Land); Virginia (Richmond). For more information, visit www.konagrill.com.

Forward-Looking Statements
The financial guidance we provide for our third quarter 2011 results, statements about our beliefs regarding profits and stockholder value, and certain other statements contained in this press release are forward-looking. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company's filings with the Securities and Exchange Commission.

Kona Grill Investor Relations Contact:
Liolios Group, Inc.
Scott Liolios or Cody Slach
Tel 949-574-3860
info@liolios.com

KONA GRILL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2011	2010
	(Unaudited)

ASSETS
Current assets	$5,856	$3,951
Other assets	700	650
Property and equipment, net	35,123	37,459
Total assets	$41,679	$42,060

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$8,010	$8,829
Long-term obligations	15,721	16,242
Stockholders’ equity	17,948	16,989
Total liabilities and stockholders’ equity	$41,679	$42,060

KONA GRILL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)

Restaurant sales	$25,767	$22,686	$49,399	$43,738
Costs and expenses:
Cost of sales	7,052	6,014	13,709	11,589
Labor	8,551	7,782	16,644	15,365
Occupancy	1,872	1,769	3,663	3,550
Restaurant operating expenses	3,856	3,418	7,645	6,874
General and administrative	2,149	1,873	4,031	4,010
Preopening expense	-	119	-	127
Depreciation and amortization	1,482	1,395	2,972	2,794
Total costs and expenses	24,962	22,370	48,664	44,309
Income (loss) from operations	805	316	735	(571)
Nonoperating income (expense):
Interest income and other, net	2	29	2	51
Interest expense	(9)	(73)	(21)	(115)
Income (loss) before provision for income taxes	798	272	716	(635)
Provision for income taxes	15	10	25	10
Net income (loss)	$783	$262	$691	$(645)

Net income (loss) per share:
Basic	$0.08	$0.03	$0.07	$(0.07)
Diluted	$0.08	$0.03	$0.07	$(0.07)

Weighted average shares outstanding:
Basic	9,214	9,165	9,208	9,160
Diluted	9,392	9,265	9,377	9,160

Reconciliation of net income (loss) excluding special charges (1)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net income (loss)	$783	$262	$691	$(645)
Special charges included in general and administrative	257	157	257	451
Net income (loss) excluding special charges	$1,040	$419	$948	$(194)

Diluted net income (loss) per share	$0.08	$0.03	$0.07	$(0.07)
Special charges included in general and administrative	0.03	0.02	0.03	0.05
Diluted net income (loss) per share excluding special charges	$0.11	$0.05	$0.10	$(0.02)

(1)      The Company believes excluding special charges from its financial results is a useful measure to its investors as it provides a clearer perspective of the Company's ongoing operating performance and a more relevant comparison to prior period results.

Reconciliation of Restaurant Operating Profit to Income (Loss) from Operations

The Company defines restaurant operating profit to be restaurant sales minus cost of sales, labor, occupancy, and restaurant operating expenses. Restaurant operating profit does not include general and administrative expenses, depreciation and amortization, or preopening expenses. The Company believes restaurant operating profit is an important component of financial results because it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance. The Company uses restaurant operating profit as a key metric to evaluate its restaurants' financial performance compared with its competitors. Restaurant operating profit is not a financial measurement determined in accordance with generally accepted accounting principles ("GAAP") and should not be considered in isolation or as an alternative to income (loss) from operations. Restaurant operating profit may not be comparable to the same or similarly titled measures computed by other companies. The table below sets forth the Company's calculation of restaurant operating profit and a reconciliation to income (loss) from operations, the most comparable GAAP measure (in thousands).

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Restaurant sales	$25,767	$22,686	$49,399	$43,738
Costs and expenses:
Cost of sales	7,052	6,014	13,709	11,589
Labor	8,551	7,782	16,644	15,365
Occupancy	1,872	1,769	3,663	3,550
Restaurant operating expenses	3,856	3,418	7,645	6,874
Restaurant operating profit	4,436	3,703	7,738	6,360
Deduct - other costs and expenses:
General and administrative	2,149	1,873	4,031	4,010
Preopening expense	-	119	-	127
Depreciation and amortization	1,482	1,395	2,972	2,794
Income (loss) from operations	$805	$316	$735	$(571)

	Percentage of Restaurant Sales		Percentage of Restaurant Sales
	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Restaurant sales	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of sales	27.4	26.5	27.8	26.5
Labor	33.2	34.3	33.7	35.1
Occupancy	7.3	7.8	7.4	8.1
Restaurant operating expenses	15.0	15.1	15.5	15.7
Restaurant operating profit	17.2	16.3	15.7	14.6
Deduct - other costs and expenses:
General and administrative	8.3	8.3	8.2	9.2
Preopening expense	-	0.5	-	0.3
Depreciation and amortization	5.8	6.1	6.0	6.4
Income (loss) from operations	3.1%	1.4%	1.5%	(1.3)%

Certain amounts do not sum to total due to rounding